  Exhibit 99.2

SANUWAVE HEALTH, INC.
CONFERENCE CALL TO DISCUSS THIRD QUARTER 2018
 AND PROVIDE A BUSINESS UPDATE
Thursday, November 15, 2018
10:00 a.m. Eastern Time

Operator
Greetings, and welcome to SANUWAVE Health Incorporated’s Third Quarter Business Update. At this time all participants are in a listen-only mode. [Operator instructions].

I would now like to turn the conference over to your host, Kevin Richardson, CEO.

Kevin Richardson – CEO

Thank you. Good morning. We appreciate your interest in SANUWAVE and in today's call. SANUWAVE will provide a business update on our most recent activities. If you would like to be added to the company's distribution list, please call SANUWAVE at 770-419-7525, or go to the Investor Relations section of our website at www.sanuwave.com.

Before we begin, I would like to caution that comments made during the conference call by management will contain forward-looking statements that involve risks and uncertainties regarding the operations and future results of SANUWAVE. We encourage you to review the Company's filings with the Securities and Exchange Commission, including without limitation our Forms 10-K and 10-Q, which identify specific factors that may cause actual results or events to differ materially from those described in the forward-looking statements.

Furthermore, the content of this conference call contains time-sensitive information that is accurate only as of the day of the live broadcast, November 15, 2018. SANUWAVE undertakes no obligation to revise or update any statements to reflect events or circumstances after the date of this conference call.

We last updated you in August on our Q2 2018 progress. Today we'll provide a brief update on third quarter 2018 and on a number of initiatives we are undertaking to ensure our success as we roll out dermaPACE in the US and internationally. Our goal, as we have stated, is to have a device anywhere in the US a DFU is treated, and then to drive device usage with the growth in the number of treatable indications and our ability to combine with other treatment modalities.

This introduction may sound like I'm repeating myself, but that's because I am. I plan to repeat a lot of what we have said in the past nine months because it is that laser focus by our experienced team that will lead us to achieving our goal of a device everywhere in the US that a DFU is treated. Also, we want to note we have not filed our 10-Q as we are working on Rev Rec 606 with regards to the FKS transaction which occurred in Q2 2018. Once we get clarity and comfort around exactly how this revenue is to be recognized under this new accounting policy, the 10-Q will be filed and we will host a call to discuss the financials and have an open Q&A session with management. Today we will not be taking Q&A at the end of the call.

Just to be clear, FKS paid us an exclusivity fee in cash in the second quarter. In the second quarter we recognized it ratably over five months, which was the term of the contract, and just last week the JV was incorporated. Business with FKS is moving along ahead of plan at this point in time. How we recognize that exclusivity fee according to Rev Rec 606 is what's holding up the filing of the 10-Q.

Third quarter results will show SANUWAVE is making great strides to have this vision become a reality, that we've established five goals for 2018, along with our priorities to support these goals, which will allow us to show continued strong growth through 2018, and more importantly, lay the groundwork to achieve market penetration and massive top line growth in 2019 and beyond. Let me spend a second to review each of the goals: initial revenue in the US, expand senior management in the US wound market, enter in the international markets, begin support of clinical work, and expand our Board of Directors and Science Advisory Board. At this point in time all five of these goals have been met and will be achieved.

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Looking at the third quarter achievements, it is clear we are executing on the business plan. As you know now, we generated revenue from sales to Premier earlier in the year. Premier has begun to penetrate their vertical markets, Indian Health and the Veterans Administration, VA. It's important to note we also treated our first US patients which are not tied to Premier during the quarter. The program was established to place devices with key opinion leaders, KOLs, and allow them to begin treating patients prior to our reimbursement tracking codes kicking in on January 1, 2019. We've had great success with this program to-date and look forward to rolling it out further as we finish 2018.

With regard to Premier Shockwave and the channels they represent, Q3 was significant in that they began to launch their web-based marketing campaign to VA and Indian Health physicians. This launch also includes implementation of a HIPAA compliant web portal for physicians’ back offices to complete the reimbursement process. This will also be shared with SANUWAVE in 2019. They made close to 20 in-service calls where they used the device in the proper setting. All this activity, along with the numerous trade shows, has led to them placing devices for use in the fourth quarter at IHS tribal hospitals, military treatment facilities and achieving medical board approvals for roll out in the western US in 2019. The pace of activity is picking up, and the installs and training are currently strong for the remainder of the year.

Internationally, after announcing we entered into a total of 15, now 17 countries this year, we began following our method to drive revenue in those regions. It starts with identifying the KOLs in the region, allow them to perform case studies, showcase the case studies at an industry trade show, and then target high need either by volume or severity of wound markets and then start selling. During this past quarter and through October, we have presented our studies at industry trade shows in Malaysia, Philippines, Singapore, Australia, Canada, South Korea, Italy, and the highlight being the SAWC and Desert Foot Conferences here in the US. This has been followed by diligent follow up with the leads generated at those events, and then turning them into training and sales opportunities.

In Europe, the team presented at the Pisa Conference. Pisa is the Who's Who of wound care industry in Europe, where they highlight new and up and coming technologies. We were a feature of the show, and from this we anticipate orders in Italy to be up dramatically in 2019.

In Asia, we received our JV certification in Singapore November 7th, which now allows for the real fun to begin with FKS. We had our newest Science Advisor, Dr. Perry Mayer—who we discussed last quarter—present at the Wounds Malaysia Conference to a room of 200 practitioners. Orders and shipping have begun in that region and based on current budgeting we expect them to exceed our expectations in 2019. The largest markets will be Malaysia, Indonesia, Taiwan and the Philippines.

They are also starting two clinical studies that we're very excited about. Dr. Han is a world-renowned microvascular surgeon who specializes in very difficult reattachments, and it is really pretty amazing stuff that he can do. He's going to see how dermaPACE can affect such surgeries. Dr. Kuo, who is working in Taiwan, will be working on perfusion studies, and we are also looking forward to Dr. Han’s perfusion study coming out of South Korea with 100 patients, showing how our device improves perfusion in patients.

We also anticipate one or two more countries and/or regions to come on before the end of the year. As we've said before, it takes about 12 to 24 months to identify the right partner, 6 to 12 months to bring in the revenue. Luckily, the process was started a few years ago, and now we are benefiting from the pipeline of fruit growing in these initiatives.

On our goals for the year, we are executing on what we said we needed to do, what we said we will deliver, but the truth is most investors in SANUWAVE want to know about the US market, that's where the $1 billion opportunity exists. We introduced you to Shri last quarter, Shri will provide much more detail about the US market on our next conference call in the near future, but the quick preview is the buzz from the conferences has been overwhelming and the number of wound clinics and hospitals wanting to work with us and our device is higher than we would have expected.

Shri Parikh, our President, will go into detail on the next call regarding clinical, reimbursement and sales. Needless to say, we've already identified KOLs for initial placements, they have begun using the device and will begin working reimbursement starting in January when our tracking code goes into effect. We have great expectations for success in 2019 and beyond, and Shri will be leading the charge to achieve the goal of having a dermaPACE device placed wherever DFU is treated in the US.

Lastly, I want to thank our shareholders and investors who have helped us get to where we are today. If anyone has any questions at this point in time, please reach out to us and we'll try to answer as best we can. Also, we encourage those in the area to stop by, meet the team and see what we're working on and where the company is headed. Thank you. And with that, the call will be concluded.

Operator

Thank you. You may disconnect your lines at this time and thank you for your participation.

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